Exhibit 99.1
SOCIOS MAYORES EN SALUD HOLDINGS, INC.
CONSOLIDATED AUDITED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008:

Consolidated Balance Sheets	2
Consolidated Statements of Earnings	3
Consolidated Statements of Changes in Stockholders’ Equity and Comprehensive Income	4
Consolidated Statements of Cash Flows	5-6
Notes to Consolidated Financial Statements	7-31

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders of
Socios Mayores en Salud Holdings, Inc.
We have audited the accompanying consolidated balance sheets of Socios Mayores en Salud Holdings, Inc. and Subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of earnings, change in stockholders’ equity and comprehensive income and cash flows for the years ended December 31, 2010, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Socios Mayores en Salud Holdings, Inc., and Subsidiaries as of December 31, 2010 and 2009 and the results of their operations, and their cash flows for the years ended December 31, 2010, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ HLB Morales Padillo & Co. PSC
CERTIFIED PUBLIC ACCOUNTANTS
April 1, 2011
Stamp #2591684
was affixed
to original

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 AND 2009
(dollar amounts in thousands)

	2010	2009
ASSETS
Investments and cash:
Securities available for sale at fair value:
Debt securities (amortized costs of $38,496 in 2010 and $22,916 in 2009)	$38,247	$22,916
Government mutual funds (cost of $2,987 in 2010)	2,921	—
Certificates of deposit	4,161	4,688
Cash and cash equivalents	21,703	12,817

Total investments and cash	67,032	40,421
Premiums and other receivables	14,514	12,664
Prepaid expenses and other assets	1,413	1,084
Deferred tax asset	7,658	11,463
Software, leasehold improvements and equipment	1,735	2,439
Intangible assets	4,462	4,751

TOTAL	$96,814	$72,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Medical claims payable	$45,334	$36,974
Accounts payable and accrued expenses	11,930	9,942
Income tax payable	1,528	2,625
Borrowings	—	702

Total liabilities	58,792	50,243

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY	38,022	22,579

TOTAL	$96,814	$72,822

The accompanying notes are integral part of these financial statements

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)

	2010	2009	2008
REVENUES:
Premiums earned, net	$381,295	$266,341	$221,504
Net investment income	2,053	695	523

Total operating revenues	383,348	267,036	222,027

BENEFITS AND EXPENSES:
Claims incurred	318,419	218,809	192,176
Operating expenses	39,784	34,038	31,391

Total operating expenses	358,203	252,847	223,567
Interest expense	—	138	361

Total benefits and expenses	358,203	252,985	223,928

INCOME BEFORE INCOME TAX	25,145	14,051	(1,901)

INCOME TAX (EXPENSE) BENEFIT:
Currently payable	(5,527)	(4,267)	(644)
Deferred income tax	(4,016)	(1,775)	951

Total	(9,543)	(6,042)	307

NET INCOME	$15,602	$8,009	$(1,594)

The accompanying notes are integral part of these financial statements

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)

						Accumulated
	Preferred		Additional			Other
	Stock Series	Common	Paid-in	Accumulated	Treasury	Comprehensive
	A,B,C	Stock	Capital	Deficit	Stock	Loss	Total
BALANCE, as of January 1, 2008	$18	$10	$25,126	$(22,861)	$(401)	$—	$1,892
Net loss for the year	—	—	—	(1,594)	—	—	(1,594)
Issuance of common stock	—	1	46	—	—	—	47
Issuance of convertible Series C and Series B preferred stock	7	—	10,649	—	—	—	10,656

BALANCE, as of December 31, 2008	25	11	35,821	(24,455)	(401)	—	11,001
Net income for the year	—	—	—	8,009	—	—	8,009
Acquisition of treasury stock	—	—	—	—	(102)	—	(102)
Issuance of common stock	—	1	62	—	—	—	63
Issuance of convertible Series C and Series B preferred stock	3	—	3,605	—	—	—	3,608

BALANCE, as of December 31, 2009	28	12	39,488	(16,446)	(503)	—	22,579
Issuance of common stock	—	—	33	—	—	—	33
Comprehensive income:
Net income for the year	—	—	—	15,602	—	—	15,602
Net unrealized change in fair value of available for sale securities	—	—	—	—	—	(192)	(192)

Total comprehensive income	—	—	—	—	—	—	15,410

BALANCE, as of December 31, 2010	$28	$12	$39,521	$(844)	$(503)	$(192)	$38,022

The accompanying notes are integral part of these financial statements

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)

	2010	2009	2008
CASH FLOWS FROM (USED IN)
OPERATING ACTIVITIES:
Net income (loss)	$15,602	$8,009	$(1,593)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,529	1,719	1,972
Deferred income tax provision (benefit)	4,016	1,775	(951)
Provision for doubtful receivables	562	496	41
Loss on disposal of equipment	10	—	—
Amortization of premium (discount) on investment in marketable securities	21	(207)	(58)
Changes in operating assets and liabilities:
Premiums and others receivables	(2,412)	8,985	(6,244)
Prepaid expenses and other assets	(328)	194	258
Medical claims payable	8,360	4,402	(4,079)
Accounts payable and accrued expenses	1,989	39	(2,364)
Income tax payable	(1,185)	1,984	(487)

Net cash provided by (used in) operating activities	28,164	27,396	(13,505)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Proceeds from municipal bonds and notes sold, matured, or repaid	5,671	—	—

Cost of investments acquired:
Municipal bonds and notes	(22,172)	(18,000)	(4,651)
Government mutual funds	(2,087)	—	—

	(24,259)	(18,000)	(4,651)
Decrease (increase) in certificates of deposits	527	(3,055)	710
Capital expenditures	(546)	(778)	(1,627)
Increase in intangible assets	—	—	(65)

Net cash used in investing activities	(18,607)	(21,833)	(5,633)

The accompanying notes are integral part of these financial statements

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)

	2010	2009	2008
CASH FLOWS (USED IN) FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock	32	519	10,704
Repayment of borrowings	(703)	(4,972)	(562)
Proceeds from borrowings	—	—	2,938

Net cash (used in) provided by financing activities	(671)	(4,453)	13,080

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,886	1,110	(6,058)
CASH AND CASH EQUIVALENTS, beginning of year	12,817	11,707	17,765

CASH AND CASH EQUIVALENTS, end of year	$21,703	$12,817	$11,707

The accompanying notes are integral part of these financial statements

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
1.	Nature of Business
Socios Mayores en Salud Holdings, Inc. (the Company) was incorporated under the laws of the State of Delaware on December 2005 to engage, among other things, as the holding company of entities primarily involved in the insurance industry.

Effective January 31, 2011, the Company was acquired by Triple S Salud, Inc. a wholly-owned subsidiary of Triple S Management Corp.

The Company has two wholly-owned subsidiaries; Socios Mayores en Salud, Inc. (“SMS”) and American Health, Inc. (“AHI”).

AHI is subject to the regulations of the Commissioner of Insurance of the Commonwealth of Puerto Rico (the Commissioner of Insurance). AHI provides Medicare Advantage Plan (“The Plan”) coverage to residents of Puerto Rico who are eligible for Medicare benefits. The Plan offered by AHI provides plan members with full Medicare benefits plus coverage of Medicare deductibles and co-payment amounts and additional benefits that Medicare does not provide. AHI operates as an HMO whereby members will be covered for care provided by physicians, hospitals and other healthcare providers.

AHI offers the Plan pursuant to a contract with the United States Centers for Medicare and Medicaid Services (“CMS”), a federal agency within the U.S. Department of Health and Human Services. Under the terms of this contract, CMS pays AHI a fixed amount for each healthcare member of the Company’s coordinated care plan and the Company provides the member with coverage for the healthcare services provided. The contract expired on December 31, 2010, and can be renewed annually for a period of one year, as defined in the contract agreement. The contact was renewed effective January 1, 2011 for a period of one year.

In addition AHI provides Medicare Platino (“Platino Plan”) to eligible members pursuant to a contract agreement between the Puerto Rico Health Insurance Administration (“ASES”) and AHI. The Platino Plan offered by AHI provides members with full Medicare benefits plus coverage of Medicare similar to those provided by the Government Health Insurance Plan (“GHIP”). AHI provides such services through a premium paid by the Commonwealth of Puerto Rico to cover the benefits required by the GHIP, which extend beyond those offered by the Medicare coverage. The contract expired on December 31, 2010 and can be renewed for a period of one year, as defined in the contract agreement. The contract was renewed effective January 1, 2011 for a period of one year.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
SMS is a Puerto Rico based Medicare Advantage (“MA”) Management Services Organization that operates pursuant to a Management Agreement (“the Agreement”) by and between the SMS and its wholly owned subsidiary, AHI. SMS charge AHI a fee for certain administrative services as defined in the agreement.
2.	Significant accounting policies
The following are the accounting policies followed by the Company and its subsidiaries.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP).

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates. The most significant items on the consolidated balance sheets that involve a greater degree of accounting estimates and actuarial determinations subject to changes in the near future are the assessment of other-than-temporary impairments, allowance for doubtful receivables, risk adjustments, Part D reinsurance, value of intangibles, deferred tax asset and claim liabilities. As additional information becomes available (or actual amounts are determinable), the recorded estimates are revised and reflected in operating results of the period they are determined.

Although some variability is inherent in these estimates, the Company believes the amounts provided are adequate.

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Cash equivalents of $13,719 and $11,453 at December 31, 2010 and 2009, respectively, consist principally of certificates of deposit with an initial term of less than three months and overnight investment deposits.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
Investments

Investment in securities at December 31, 2010 and 2009 consists mainly of obligations of government-sponsored enterprises, U.S. Treasury securities and obligations of U.S. government instrumentalities, obligations of the Commonwealth of Puerto Rico and its instrumentalities, and equity securities. The Company classifies its debt securities and government mutual funds as available for sales securities.

Available-for-sale securities are recorded at fair value. The fair values of debt securities and government mutual funds are based on quoted market prices for those or similar investments at the reporting date. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are included in earnings and are determined on a specific-identification basis.

If a debt security is in an unrealized loss position and the Company has the intent to sell the fixed maturity security, or it is more likely than not that the Company will have to sell the fixed maturity security before recovery of its amortized cost basis, the decline in value is deemed to be other-than-temporary and is recorded to other-than-temporary impairment losses recognized in earnings in the Company’s consolidated statements of earnings. For impaired debt securities that the Company does not intend to sell or it is more likely than not that such securities will not have to be sold, but the Company expects not to fully recover the amortized cost basis, the credit component of the other-than temporary impairment is recognized in other-than-temporary impairment losses recognized in earnings in the Company’s consolidated income statements and the non-credit component of the other-than-temporary impairment is recognized in other comprehensive income. Furthermore, unrealized losses entirely caused by non-credit related factors related to debt securities for which the Company expects to fully recover the amortized cost basis continue to be recognized in accumulated other comprehensive income.

The credit component of an other-than-temporary impairment is determined by comparing the net present value of projected future cash flows with the amortized cost basis of the debt security. The net present value is calculated by discounting the Company’s best estimate of projected future cash flows at the effective interest rate implicit in the debt security at the date of acquisition.

The unrealized gains or losses on the Company’s government mutual funds classified as available-for-sale are included in accumulated other comprehensive income as a separate component of stockholders’ equity, unless the decline in value is deemed to be other-than-temporary and the Company does not have the intent and ability to hold such equity securities until their full cost can be recovered, in which case such equity securities are

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
written down to fair value and the loss is charged to other-than-temporary impairment losses recognized in earnings.

A decline in the fair value of any available-for-sale security below cost that is deemed to be other-than-temporary results in an impairment to reduce the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, market conditions, changes in value subsequent to yearend, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in.

Premiums and discounts are amortized or accreted over the life of the related available-for-sale security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

Revenue Recognition

Premiums for the Medicare Advantage (MA) business are based on a bid contract with CMS and billed in advance of the coverage period. Related revenue is recorded as earned during the coverage period. MA contracts provide for a risk factor to adjust premiums paid for members that represent a higher or lower risk to the Company. Retroactive rate adjustments are made periodically based on the aggregate health status and risk scores of the Company’s MA membership. These risk adjustments are evaluated quarterly based on actuarial estimates. Actual results could differ from these estimates. As additional information becomes available, the recorded estimate is revised and reflected in operating results.

Allowance for Doubtful Receivables

The allowance for doubtful receivables is based on management’s evaluation of the aging of accounts and such other factors, which deserve current recognition. Actual results could differ from these estimates. Receivables are charged against their respective allowance accounts when deemed to be uncollectible.

Software, Leasehold Improvements and Equipment

Software, leasehold improvements and equipment are stated at cost. Maintenance and repairs are expensed as incurred. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Costs of computer equipment, programs, systems, installations, and enhancements are capitalized and amortized straight-line over their estimated useful lives.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
The following is a summary of the estimated useful lives of the Company’s property and equipment:

Asset Category	Useful Life
Software	3 years
Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	6 years
Long-Lived Assets

Long-lived assets, such as computers and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the consolidated balance sheets.

Goodwill and intangible assets that have indefinite useful lives are tested annually for impairment, and are tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. For goodwill, the impairment determination is made at the reporting unit level and consists of two steps. First, the Company determines the fair value of a reporting unit and compares it to its carrying amount. Second, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
Medical Claims Payable

Medical claims payable represents the estimated amounts to be paid to providers based on experience and accumulated statistical data and certain actuarial reports. The liability for medical claims payable includes claims in process and an estimate for incurred but not yet reported claims. Claim processing expenses were not considered significant and are not included in medical claims payable.

The medical claims payable is necessarily based on estimates and, while management believes that the amounts are adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed, and any adjustments are reflected in the consolidated statements of earnings in the period determined.

Income Tax

Income tax is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of earnings in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records any interest and penalties related to unrecognized tax benefits within the operating expenses in the consolidated statements of earnings.

Commitment and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Recoveries of costs from third parties, which are probable of realization, are separately recorded as assets, and are not offset against the related liability.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
Share-Based Compensation

Share-based compensation is measured at the fair value of the award and recognized as an expense in the financial statements over the vesting period. Compensation includes compensation cost for all share-based compensation based on the grant-date fair value estimated and recognized using the straight-line attribution method. The Company recognizes compensation expense for only the portion of shares expected to vest.

Fair Value

The fair value information of financial instruments in the accompanying consolidated financial statements was determined as follows:
a.	Cash and Cash Equivalents

The carrying amount approximates fair value because of the short-term nature of such instruments.

b.	Investments in Securities Available for Sale

The fair value of investment securities is estimated based on quoted market prices for those or similar investments. Additional information pertinent to the estimated fair value of investment in securities is included in note 3 and note 9.
Recently Issued Accounting Standards

In June 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities (VIEs), which amends the evaluation criteria to identify the primary beneficiary of a variable interest entity. Additionally, this amendment requires ongoing reassessments of whether an enterprise is the primary beneficiary of the variable interest entity. This amendment is effective for financial statements issued for fiscal years beginning after November 15, 2009. The adoption of this FASB amendment does not have a material impact on the consolidated financial statements.

In October 2009, the FASB issued an update to Revenue Recognition—Multiple-Deliverable Revenue Arrangements. This update establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This update provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this update also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this update are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. Early application is permitted. Management is currently evaluating the impact, if any, of this new accounting update on the consolidated financial statements.

In October 2009, the FASB issued an update to Software—Certain Revenue Arrangements That Include Software Elements. This update changes the accounting model for revenue arrangements that include both tangible products and software elements that are “essential to the functionality,” and excludes these products from the scope of current software revenue guidance. The new guidance will include factors to help companies determine which software elements are considered “essential to the functionality”. The amendments will now subject software-enabled products to other revenue guidance and disclosure requirements, such as guidance surrounding revenue arrangements with multiple-deliverables. The amendments in this update are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010 although early application is permitted. Management is currently evaluating the impact, if any, of this new accounting update on the consolidated financial statements.

In January 2010, the FASB issued an update to Fair Value Measurements and Disclosures. This update provides amendments to ASC Subtopic 820-10 requiring new disclosures regarding (1) transfers in and out of Levels 1 and 2, in which the Company should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers, and (2) the reconciliation for fair value measurements using significant unobservable inputs (Level 3), in which the Company should present separately information about purchases, sales, issuances, and settlements (on a gross basis rather than as one net number). In addition the update provides clarification of existing disclosures regarding the level of disaggregation and disclosures about inputs and valuation techniques.

The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchase, sales, issuances, and settlements in the roll forward activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. Management is currently evaluating the impact, if any, of this new accounting update on the consolidated financial statements.

There were no other new accounting pronouncements issued that had or are expected to have a material impact on the Company’s consolidated financial position, operating results or disclosures.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
Reclassifications

Certain reclassifications have been made to the 2009 and 2008 consolidated financial statements to conform to the 2010 consolidated financial statements presentation. Such reclassifications had no effect on net income as previously reported.
3.	Investments in Securities
The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair value available-for-sale securities by major security type and class of security at December 31, 2010 and 2009 were as follows:

	2010
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Debt securities:
Municipal bonds and notes	$38,496	$35	$284	$38,247
Government Mutual funds	2,987	—	66	2,921

Total	$41,483	$35	$350	$41,168

2009
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Debt securities:
Municipal bonds and notes	$22,916	$—	$—	$22,916

At December 31, 2009 the unrealized gains or losses on investment in securities were not considered significant and therefore are not presented in the accompanying consolidated financial statements.

The Company regularly monitors and evaluates the difference between the cost and estimated fair value of investments. For investments with a fair value below cost, the process includes evaluating: (1) the length of time and the extent to which the estimated fair value has been less than amortized cost for debt securities, or cost for government mutual funds, (2) the financial condition, near-term and long-term prospects for the issuer, including relevant

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
industry conditions and trends, and implications of rating agency actions, (3) the Company’s intent to sell or the likelihood of a required sale prior to recovery, (4) the recoverability of principal and interest for fixed maturity securities, or cost for equity securities, and (5) other factors, as applicable. This process is not exact and further requires consideration of risks such as credit and interest rate risks. Consequently, if an investment’s cost exceeds its estimated fair value solely due to changes in interest rates, other-than temporary impairment may not be appropriate. Due to the subjective nature of the Company’s analysis, along with the judgment that must be applied in the analysis, it is possible that the Company could reach a different conclusion whether or not to impair a security if it had access to additional information about the investee. Additionally, it is possible that the investee’s ability to meet future contractual obligations may be different than what the Company determined during its analysis, which may lead to a different impairment conclusion in future periods. If after monitoring and analyzing impaired securities, the Company determines that a decline in the estimated fair value of any available-for-sale security below cost is other-than-temporary, the carrying amount of the security is reduced to its fair value by the credit component of the other-than-temporary impairment. The new cost basis of an impaired security is not adjusted for subsequent increases in estimated fair value. In periods subsequent to the recognition of an other-than-temporary impairment, the impaired security is accounted for as if it had been purchased on the measurement date of the impairment. For debt securities, the discount (or reduced premium) based on the new cost basis may be accreted into net investment income in future periods based on prospective changes in cash flow estimates, to reflect adjustments to the effective yield.

The Company continues to review the investment portfolios under the Company’s impairment review policy. Given the current market conditions and the significant judgments involved, there is a continuing risk that further declines in fair value may occur and additional material other-than-temporary impairments may be recorded in future periods.

U.S Government and Commonwealth of Puerto Rico and its Instrumentalities Debt Securities - The unrealized loss on the Company’s investments in debt securities was mainly caused by fluctuations in interest rate and general market conditions. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the par value of the investment. In addition, most of these investments have investment grade ratings. Because the decline in fair value is attributable to changes in interest rates and not credit quality, and because the Company does to intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost basis, which may be maturity, and because the Company expects to collect all contractual cash flows, these investments are not considered other-than-temporarily impaired.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
Government Mutual Funds — The unrealized loss on the Company’s investments in government mutual funds is due to general economic condition. However, given the quality of the securities within the funds, the market value is expected to improve in line with an increase in demand for the funds. Since Company does not have the intent to sell the investment, and the Company has the ability to hold the investments until a market price recovery, these investments are not considered other-than-temporarily impaired.

There were no realized gains and losses during the three years ended December 31, 2010.

Maturities of investment in securities classified as available for sale were as follows at December 31, 2010:

		Estimated
	Amortized	Fair
	Cost	Value
Due in after 4 years through 10 years	$41,483	$41,168

Expected maturities may differ from contractual maturities because some issuers have the right to call or prepay obligations with or without call or prepayment penalties.
4.	Net Investment Income
Component of net investment income were as follows:

	Years ended December 31,
	2010	2009	2008
Debt securities:
Municipal bonds and notes	$1,505	$336	$58
Government mutual funds	102	—	—
Cash and short term investments, net	446	359	465

Total	$2,053	$695	$523

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
5.	Premium and Other Receivables
Premium and other receivables, at December 31, 2010 and 2009 were as follows:

	2010	2009
Premium receivables	$9,056	$9,215
Pharmaceutical receivables	4,983	2,967
Reinsurance receivables	547	131
Interest receivables	359	45
Others	471	646

Total	15,416	13,004
Less provision for doubtful receivables	(902)	(340)

Total premium and other receivables	$14,514	$12,664

6.	Software, Leasehold Improvements and Equipment
Software, leasehold improvements and equipment at December 31, 2010 and 2009 consist of:

	2010	2009
Software	$3,609	$3,418
Computer equipment	1,761	1,631
Furniture and fixtures	1,180	1,069
Leasehold improvements	1,074	971

Total	7,624	7,089
Less accumulated depreciation and amortization	5,937	4,811

Total	1,687	2,278
Under development	48	161

Total software, leasehold improvements and equipment	$1,735	$2,439

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
7. Intangible Assets
Intangible assets at December 31, 2010 and 2009 consist of:

	2010	2009
Trade name	$2,437	$2,437
Customer list and relationships	2,893	2,893

Total	5,330	5,330
Less accumulated amortization	868	579

Total	$4,462	$4,751

Trade name represents the fair value of the AHI brand name. This asset has an indefinite life and therefore it is not amortized. Customer lists and relationships are amortized on a straight-line method over a period of 10 years. At the end of 2009, in accordance with the terms of the AHI Purchase Agreement, the purchase price was adjusted based on the reassessment of contingent fee and settlement of certain receivables and payables related to the 2007 operations. The adjustment represented an increase in 2009 in trade name of approximately $836.
8. Prepaid Expenses and Other Assets
Other assets at December 31, 2010 and 2009 consist of:

	2010	2009
Prepaid expenses	$1,216	$847
Other	197	237

Total	$1,413	$1,084

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
9. Fair Value Measurements
Assets recorded at fair value in the consolidated balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value.
Level inputs are as follows:

Level of input	Input definition
Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.

Level 2	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date
The Company uses observable inputs when available. Fair value is based upon quoted market prices when available. If market prices are not available, the Company employs internally-developed models that primarily use market-based inputs including yield curves, interest rates, volatilities, and credit curves, among others. The Company limits valuation adjustments to those deemed necessary to ensure that the security or derivative’s fair value adequately represents the price that would be received or paid in the marketplace. Valuation adjustments may include consideration of counterparty credit quality and liquidity as well as other criteria. The estimated fair value amounts are subjective in nature and may involve uncertainties and matters of significant judgment for certain financial instruments. Changes in the underlying assumptions used in estimating fair value could affect the results. The fair value measurement levels are not indicative of risk of investment.
The following table summarizes fair value measurements by level at December 31, 2010 and 2009 for assets measured at fair value on a recurring basis:

	2010
	Level 1	Level 2	Level 3
Investment in securities:
Municipal bonds and notes	$38,247	$—	$—
Government mutual funds	2,921	—	—

Total	$41,168	$—	$—

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)

	2009
	Level 1	Level 2	Level 3
Investment in securities:
Municipal bonds and notes	$22,916	$—	$—

10. Medical Claims Payable
The activity in medical claims payable during the years ended December 31, 2010 and 2009 were as follow:

	2010	2009
Medical claims payable, beginning of year	$36,974	$32,571
Claims incurred	318,419	218,809

Total	355,393	251,380

Payment related to:
Current period insured events	(282,920)	(190,803)
Prior period insured events	(27,139)	(23,603)

Total	(310,059)	(214,406)

Medical claims payable, end of year	$45,334	$36,974

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
11. Borrowings
A summary of borrowings, at December 31, 2009 follows:

Note payable in monthly installments of approximately $125 including imputed interest at 8% incurred in connection with acquisition of AHI	$544

Demand notes payable bearing interest at 8% issued in connection with the acquisition of AHI	149

Capital leases payable in aggregate monthly installments of approximately $24 due in 2010	9

Total borrowings	$702

12. Income Tax
Under Puerto Rico income tax law, the Company is not allowed to file consolidated tax returns with its subsidiaries. The Company and its subsidiaries are subject to Puerto Rico income taxes. In addition the Company’s is also subject to U.S. federal income taxes.
On July 10, 2009 the Governor of Puerto Rico signed into law Puerto Rico’s Act No. 37, which requires certain corporations to pay a 5% additional special tax over the tax obligation through December 31, 2011. The effective tax rate includes the additional special tax, as enacted.
During 2009 AHI purchased a tax credit amounting to $1,000 which was used to reduce the 2009 income tax liability. AHI realized approximately $128 in benefits on the purchase of this credit, which was charged to income in the accompanying consolidated statement of earnings for the year ended December 31, 2009.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
The income tax expense differs from the amount computed by applying the Puerto Rico statutory income tax rate to the income before income tax as a result of:

	Years ended
	December 31,
	2010	2009	2008
Income (loss) before income tax	$25,145	$14,051	$(1,901)
Statutory tax rate	36.34%	42.84%	4.70%

Income tax expense at statutory rate	9,138	6,019	(89)
Increase (decrease) in income tax resulting from:
Meals and entertainment	13	25	18
Stock based compensation	7	10	(11)
Exempt interest income	(658)	(88)	—
Tax credit income	—	(54)	—
Deferred tax asset on provision for doubful receivables	231	126	—
Net operating loss and others	(3,204)	(1,771)	726

Total statutory income tax expense	$5,527	$4,267	$644

Income tax incurred	$9,543	$6,042	$(307)
Change in net deferred income tax	(4,016)	(1,775)	951

Total statutory income tax expense	$5,527	$4,267	$644

Deferred income tax reflects the tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes. The net deferred tax asset at December 31, 2010 and 2009 of the Company and its subsidiaries is composed of:

	2010	2009
Net operating loss carryforwards	$7,183	$12,695
Other	475	—

Total deferred tax assets	7,658	12,695
Less valuation allowance	—	(1,232)

Total net deferred tax asset	$7,658	$11,463

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
The valuation allowance for deferred tax asset relates principally to the uncertainty of the utilization of certain deferred tax asset, primarily tax loss benefits and was calculated in accordance with the provisions of the Income Taxes Topic of the Financial Accounting Standards Board Accounting Standard Codification, which requires that a valuation allowance be established or maintained when it is “more likely than not” that all or a portion of deferred tax asset will not be realized. This valuation allowance is based on management estimates of future taxable income. Although the degree of variability inherent in the estimates of future taxable income is significant and subject to change in the near term, management believes that the estimate is adequate. The estimated valuation allowance is continually reviewed and as adjustments to the allowance become necessary, such adjustments are reflected in the current operations.
As of December 31, 2010 the SMS has tax operating losses available to offset future taxable income amounting to approximately $21,705 which will expire as follows:

Year ending
December 31,
2016	$735
2017	17,747
2018	3,223

Total carryfoward losses	$21,705

During the years ended December 31, 2010, 2009 and 2008, the Company did not incur any interest or penalties on its income tax returns. As of December 31, 2010, the Company’s income tax returns for years 2006; 2007; 2008; and 2009 may be subject to examination by the Puerto Rico Department of Treasury, which normally may be subject to an examination within four (4) years after the returns are filed.
13. Employees’ Retirement Plan
Effective January 1, 2007, SMS adopted a defined contribution plan (“The Plan”) with a deferred compensation provision. The Plan qualifies under all applicable provisions of Section 1165 of the Puerto Rico Tax Codes and complies with all applicable requirements of ERISA. All employees are eligible to participate in the Plan upon completion of ninety (90) days of employment. Participants can contribute on a range from 1% to 10% before taxes of annual compensation and employer will match 25% up to 4% of the employee annual compensation. Vesting periods of the Plan is over a four (4) year period at twenty five (25%) percent per year. The total contribution to the Plan for the years ended December 31, 2010, 2009 and 2008 amounted to approximately $48, $39 and $37, respectively.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
14. Stockholders’ Equity
The components of stockholders’ equity at December 31, 2010 and 2009 were as follows:

	2010	2009
8% cumulative, fully participating, convertible series A preferred stock $.001 par value; 9,401,250 shares authorized, issued and outstanding, agregate liquidation preference of $13,161	$9	$9
8% cumulative, fully participating, convertible series C preferred stock $.001 par value; 17,216,666 shares authorized; 14,222,149 issued and outstanding; aggregate liquidation preference of $36,334	14	14
Convertible series B preferred stock; $.001 par value; 3,040,000 shares authorized, issued and outstanding, aggregate liquidation preference of $3,040	3	3
Convertible series B-1 preferred stock; $.001 par value; 2,000,000 shares authorized; 1,607,912 issued and outstanding; aggregate liquidation preference of $2,412	2	2
Common stock, $.001 par value; 47,416,666 shares authorized; 11,872,675 and 11,852,675 issued and outstanding in 2010 and 2009, respectively; of which 1,100,000 are restricted	12	12
Additional paid-in capital	39,521	39,489
Accumulated deficit	(844)	(16,447)
Accumulated other comprehensive income	(192)	—

Total	38,525	23,082
Less: Treasury stock	(503)	(503)

Total stockholders’ equity	$38,022	$22,579

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
The preferred stock series A pays dividends at the rate of 8% of the original issue price of $1.00 per stock and are cumulative and fully participating. The preferred stock Series A is convertible into one share of common stock at any time at the option of the stockholder. At December 31, 2010 and 2009 dividends in arrears on the 8% preferred stock series A amounted to approximately $3,761 and $3,008, respectively.
The preferred stock series C pays dividends at the rate of 8% of the original issue price of $1.50 per stock and are cumulative and fully participating. Preferred stock Series C is convertible into one share of common stock at any time at the option of the stockholder. At December 31, 2010 and 2009 dividends in arrears on the 8% preferred stock series C amounted to approximately $4,334 and $2,625, respectively.
The holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock and Series C Preferred Stock, voting together as a single class, may require the Company, at any time after December 31, 2010, to redeem all, but not less than all, of the Series A Preferred Stock and Series C Preferred Stock, at a price per share equal to the original issue price of such series of Preferred Stock plus the accrued and unpaid dividends thereon.
The convertible preferred stock Series B and B-1 is convertible into one share of common stock at any time at the option of the stockholder.
The holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, may require the Company to redeem all, but not less than all, of the Series B Preferred Stock and Series B-1 Preferred Stock, subject to and after (A) the redemption of the Series A Preferred Stock and Series C Preferred Stock, or (B) the prior written approval of the holders of at least two-thirds (2/3) of the outstanding shares of Series A Preferred Stock and Series C Preferred Stock, voting as a separate class.
Liquidation preferences start with Preferred Stock Series C equal to cost times 1.50 plus accrued dividends. Next Preferred Stock Series A equal to cost plus accrued dividends, followed by Series B and B-1 equal to cost plus declared but unpaid dividends.
Common stockholders are entitled to one vote per share. Holders of Series A preferred stock are entitled to one vote per share. In addition, the vote of at least 66.67% of series A preferred stockholders shall be necessary for any amendment to the Certificate of Incorporation; any increase or decrease in the authorized number of shares of the Parent or the Subsidiary; any agreement by the Parent or its stockholders regarding any liquidation event; any increase or decrease in the authorized number of members of the entity Board of Directors or change in election procedures.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
As of December 31, 2009 1,100,000 shares of common stock were under a common stock restriction agreement. This agreement requires continuous services from the grantee and provides a vesting schedule over a period of four (4) years wherein the restriction expires.
At December 31, 2010 and 2009, the Company had outstanding warrants with private investors to purchase 154,367 shares of the Parent’s common stock at $1.00 per share. The warrants are exercisable after 2006 and expire in 2010.
At December 31, 2010 and 2009 common stock was reserved for the following reasons:

Exercise and future grants of stock options	7,200,000

Exercise of stock warrants	154,367

Total shares of common stock reserved	7,354,367

Treasury stock at December 31, 2010 and 2009 consists of 1,761,415 shares of common stock, which are recorded at cost except 14,626 shares of common stock donated by a stockholder, which are recorded at fair market value at the date of the donation.
15. Stock-Based Compensation
SMS has adopted a stock option plan (“the Plan”) in 2006 pursuant to which, the Board of Directors may grant stock options to officers and key employees. The Plan is authorized to grant options to purchase up to 7,200,000 shares of authorized but not issued common stock of the Parent Company. Stock options are granted with an exercise purchase price not less than the stock’s fair market value at the date of the grant. Stock options generally vest over a period of one to four years. As of December 31, 2010 and 2009 stock options granted and not exercised total 3,456,662 and 3,532,072, respectively.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
The following table summarizes the stock options activity of the Plan for the years ended December 31, 2010, 2009 and 2008:

		Weighted
		Average
	Share	Grant-Date
	Options	Fair Value
Unvested and expected to vest at January 1, 2008	—	$0.06
Granted	2,945,331	0.06
Vested	(1,022,042)	0.06
Forfeiture	(112,009)	0.06

Unvested and expected to vest at December 31, 2008	1,811,280	0.06
Granted	600,000	0.06
Vested	(810,865)	0.06

Unvested and expected to vest at December 31, 2009	1,600,415	0.06
Granted	40,000	0.06
Vested	(638,718)	0.06
Forfeiture	(105,410)	0.06

Unvested and expected to vest at December 31, 2010	896,287	$0.06

During the years ended December 31, 2010, 2009 and 2008, the total compensation expense related to unvested stock option awards not yet recognized was $54, $96 and $109, respectively and is expected to be recognized over the weighted average period of four years. During the years ended December 31, 2010, 2009 and 2008 compensation expense of approximately $11, $12 and $11, respectively was recognized.
16. Commitments
The Subsidiaries have certain operating leases for its facilities and regional offices with expiration dates from 2010 through 2013. The leases include renewal clauses and require the companies to pay taxes, licenses and common area expenses.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
Estimated future minimum lease commitments under such leases at December 31, 2010 are as follows:

Year Ending December 31,
2011	$689
2012	669
2013	288

Total	$1,646

Rent expense during the years ended December 31, 2010, 2009 and 2008 amounted to approximately $1,400, $1,369 and $834, respectively.
17. Legal Proceedings
The Company and its subsidiaries are defendants in certain lawsuits arising in the normal course of business. In the opinion of management, with the advice of its legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the financial position and the result of operations of the Company and its subsidiaries.
18. Statutory Accounting
AHI is regulated by the Commissioner of Insurance. AHI is required to prepare financial statements using accounting practices prescribed or permitted by the Commissioner of Insurance, which differ from GAAP.
The accumulated earnings of AHI are restricted as to the payment of dividends by statutory limitations applicable to domestic insurance companies. Such limitations restrict the payment of dividends by insurance companies generally to unrestricted unassigned surplus funds reported for statutory purposes.
The combined net admitted assets, unassigned surplus and net income of AHI at December 31, 2010, 2009 and 2008 are as follows:

	2010	2009	2008
Net admitted assets	$69,068	$50,895	$37,211

Capital and surplus	$17,154	$8,625	$2,561

Net income	$8,892	$5,841	$969

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
19. Supplementary Cash Flow Information

	2010	2009	2008
Non cash transactions affecting cash from activities:

Unrealized holding losses on marketable securities net of deferred tax of $122	$315	$—	$—

Preferred stocks Series C issued in exchange of payment of promissory notes payable	$—	$2,938	$—

Adjustment to purchase price of subsidiary and notes payable due to reassessment and settlment of certain receivables and payables	$—	$836	$364

Preferred stocks Series B-1 issued in exchange of payment of promissory notes payable	$—	$113	$—

Treasury stocks acquired in exchange for Preferred stocks Series B-1	$—	$102	$—

Other:
Income tax paid	$6,533	$2,121	$1,130

Interest paid	$—	$280	$496

20. Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentration of credit risk, include cash and cash equivalents. The Company deposits in financial institutions at times exceeded the amount insured by the Federally Depository Insurance Corporation (“FDIC”). The risk is managed by maintaining all deposits in high quality financial institutions.

SOCIOS MAYORES EN SALUD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008
(dollar amounts in thousands)
AHI provides its health plan to residents of Puerto Rico eligible for Medicare benefits under current Puerto Rico and federal laws and regulations and the premium for the health services provided are generated from a contract with CMS as described in Note 1. Changes in such laws and regulations could affect the premiums to be received by AHI under such contract and the population eligible to participate in the plan. Earned premium revenue relating to premiums received from CMS amounted to approximately $372,000, $259,000 and $214,900 for the years ended December 31, 2010, 2009 and 2008, respectively; and the related receivable at December 31, 2010 and 2009 amounted to approximately $5,271 and $6,691, respectively.
21. Subsequent Events
The Company evaluated subsequent events through April 1, 2011, the date the financial statements were available to be issued. No events, other than those described in these notes have occurred that require disclosure or adjustments.